Exclusive Purchase Option Agreement

by and among

Shenzhen CCPower Investment Consulting Co., Ltd.

Shenzhen CCPower Corporation

and

The Shareholder of Shenzhen CCPower Corporation

August 22, 2011

Exclusive Purchase Option Agreement

Exclusive Purchase Option Agreement

This Exclusive Purchase Option Agreement (the “Agreement”) is entered into on August 22, 2011 by and among the following parties.

(1)

Shenzhen CCPower Investment Consulting Co., Ltd. (hereinafter called “Party A”), a wholly foreign owned enterprise registered in China with its registered address at Art 1109, 1st floor, Block One, .Meilinduoli Industrial Park, Meihua Road, Futian District, Shenzhen, PRC and its legal representative named Renyan GE ;

(2)

Shenzhen CCPower Corporation (hereinafter called “Party B”), an enterprise duly registered in China with its registered address at 706A, Block B, Tianan Cyber Times Building, Chegongmiao Industrial Park, Shennanxi Road, Futian District, Shenzhen. and its legal representative named Wang Xili; and

(3)	Shareholder of Shenzhen CCPower Corporation (hereinafter called “Shareholder”), as follows:

Name of the Shareholder	Shareholding Ratio %	Contribution	ID Card No.
Wang Xili	100%	10,000,000	420104196707150843

Party A, Party B, and Shareholder are hereinafter from time to time, collectively, referred to as the “Parties”, and each of them is hereinafter from time to time referred to as a “Party”; The equity interests in Party B held by Shareholder or any shareholder now existing or hereafter acquired is hereinafter from time to time referred to as the “Equity Interests” or “Equity”.

WHEREAS:

1.

Party A, a wholly foreign-owned enterprise incorporated under the laws of the People’s Republic of China (the “PRC”), which engages in project investment consultancy, enterprise management consultancy, economic information consultancy; computer software and hardware technical development; goods and technology import and export business (excluding distribution of imported goods);;

2.

Party B, a domestic limited liability company incorporated under PRC laws, engages in the business of operation of industrial business (detailed project to be declared); domestic commercial and material supply and marketing (excluding commodities subject to exclusive operation, control or sale); technical development of electronic products, computer network, software and hardware; information consultancy (excluding restrictive projects); import and export business (operation subject to import and export qualification license);

Exclusive Purchase Option Agreement

3.	As of the date of this Agreement, Party B’s registered capital is RMB 10,000,000 and the structure of the shareholdings owned by Shareholder in Party B is set forth above;

4.

To secure the performance of the obligations assumed by Party B and the Shareholder under this Agreement, the Shareholder agrees to pledge all equity in Party B to Party A, and has executed an Equity Pledge Agreement on the date of the execution date of this Agreement (“Individual Equity Pledge Agreement”).

NOW, THEREFORE, the Parties through mutual negotiations hereby enter into this Agreement with respect of the exclusive purchase option right:

1.	The Grant and Exercise of Purchase Option

1.1

Shareholder hereby irrevocably grants to Party A an exclusive purchase right, exercisable at any time by Party A or any third party designated by Party A, to purchase all or part of such Shareholder's Equity Interests in Party B, subject to the PRC laws and regulations. In the case that Shareholder increases or reduces its Equity Interests in Party B within the term of this Agreement, the exclusive purchase option as provided above shall be automatically expanded (in the case of an increase) or reduced (in the case of a reduction) to cover all or part of the Equity Interests owned by Shareholder in Party B after such increase or reduction is completed. The Shareholder hereby agrees that, without Party A's prior written consent, apart from Party A or any third party designated by Party A, no other person or entity shall have the right to purchase such Equity Interests. Shareholder shall transfer his Equity Interests in Party B to Party A or Party A's designee in accordance with his shareholding proportion of such Equity Interests at any time when Party A selects to purchase all or a portion of the Equity Interests. Party B hereby irrevocably consents to such grant by such Shareholder to Party A.

1.2

Party B hereby irrevocably grants to Party A an exclusive purchase option, exercisable at any time by Party A or any third party designated by Party A, to acquire or all or substantially all of Party B’s assets, subject to the PRC laws and regulations. Party B hereby agrees that, without Party A’s prior written consent, apart from Party A or any third party designated by Party A, no other person or entity shall have the right to purchase such assets. The Shareholder hereby irrevocably consents to such grant by Party B to Party A.

1.3	For the purpose of this Agreement, a “third party” or a “person” may be a natural person, company, partnership, enterprise, trust agency or other non-corporate entity.

1.4

To the extent permitted under the PRC laws and regulations, Party A shall determine at any time and at its own discretion to exercise such exclusive right to (i) purchase the Equity Interests as provided in Section 1.1 by a written notice to the applicable Shareholder(s) specifying the amount of equity to be purchased (hereinafter referred to as “Equity Transfer”) or (ii) purchase all or substantially all of Party B’s assets as provided in Section 1.2 (hereinafter referred to as “Assets Transfer”) by a written notice to Party B (each referred to as "Exercise Notice").

Exclusive Purchase Option Agreement

1.5

Within thirty (30) days of the receipt of the Exercise Notice, the Shareholder and Party B shall execute a share/asset transfer agreement and other documents with Party A pursuant to the principles set forth in this Agreement, in such form as Party A may reasonably request (collectively, the "Transfer Documents"), necessary to effect the respective transfer of equity or assets to Party A (or any eligible party designated by Party A), and shall unconditionally assist Party A to obtain all approvals, permits, registrations, filings and other procedures necessary to effect the Equity Transfer or Assets Transfer.

1.6

The Parties agree that, unless otherwise required under the PRC laws and regulations, the transaction price for the Equity Transfer or the Assets Transfer hereunder, as applicable, shall be one dollar.

1.7

The consideration paid by Party A to the Shareholder, net of any tax paid by the Shareholder on such consideration, for the Equity Transfer (the “Consideration of Equity Transfer”) shall be the cancellation of all or a part of the Shareholder debt owing under the Loan Agreement, and such cancellation shall, in proportion to the proportion of the Shareholder’ Equity Interests purchased, satisfy its repayment obligations under the Loan Agreement signed by and between Party A and the Shareholder on the date of the execution date of this Agreement (the “Loan Agreement”);

The consideration paid by Party A to Party B, net of any tax paid by Party B on such consideration, for the Asset Transfer (the “Consideration of Assets Transfer”) hereunder shall be allocated to the Shareholder to the largest extent as permitted by PRC laws and regulations, through an allocation proposal by which the Consideration of Assets Transfer is transferred to the Shareholder. The Shareholder shall then immediately fulfill her payment obligations under the Loan Agreement by using the allocated Consideration of Assets Transfer. Party B shall give full cooperation to such allocation;

And if the Consideration of Equity Transfer or Assets Transfer is more than the total principal under the Loan Agreement due to the requirement by the then applicable law or any other reasons, the excess shall be deemed as loan interest of the loan to the largest extent being permitted by PRC Laws, and be paid to Party A by the Shareholder together with loan principal. In the event there is a premium in excess of the permitted Interest as provided in the Loan Agreement between the Shareholder and Party A, the Shareholder shall unconditionally return such premium to Party A within three (3) days the Shareholder receives such payment.

Exclusive Purchase Option Agreement

2.	Representations and Warranties

2.1

Each Party hereto represents and warrants to the other Parties that: (1) it has all the necessary rights, powers and authorizations to enter into this Agreement and perform its duties and obligations hereunder; (2) it has obtained the written consents with respect to the execution and implementation of this Agreement from each of the relevant third parties, if any; and (3) the execution or performance of this Agreement shall not violate or conflict with the terms of any other contracts or agreements to which it is a party.

2.2

Shareholder hereby represents and warrants to Party A that: (1) Shareholder is the legally registered shareholder of Party B and has paid full amount of registered capital in Party B as required to be contributed by such Shareholder under the PRC laws and regulations; (2) Except for the Equity Pledge Agreement executed among the Parties, neither Shareholder has created any other mortgage, pledge, secured interests or other form of debt liabilities over the Equity Interests held by such Shareholder; and (3) neither Shareholder has transferred to any third party (and entered into any agreement in respect of) such Equity Interests.

2.3

Party B hereto represents and warrants to Party A that: (1) it is a limited liability company duly registered and validly existing under the PRC laws and regulations; and (2) its business operations are in compliance with applicable laws and regulations of the PRC in all material respects and it has received all of the required permits and approvals which are necessary for maintaining its ordinary operations.

3.	Obligations of Party B and Shareholder

The Parties further agree as follows:

3.1	Before Party A has acquired all the equity/assets of Party B by exercising the exclusive purchase option provided hereunder, Party B represents and warrants to Party A:

(a)

without Party A’s prior written consent, Party B shall not supplement or amend the Articles of Association or rules of Party B or its subsidiaries which are owned or controlled by Party B (the “Subsidiaries”) in any manner, nor shall it increase or decrease the registered capital or change the shareholding structure of aforesaid entities in any manner;

	(b)	Party B shall prudently and effectively maintain its business operations according to good financial and business standards so as to maintain or increase the value of its assets;
(c)

Party B shall not transfer, mortgage or otherwise dispose of the lawful rights and interests to and in its and any Subsidiary’s assets or incomes, nor shall it encumber its own and any Subsidiary’s assets and income in any way that would affect Party A’s security interests unless as required for the business operation of Party B or upon prior written consent by Party A;

	(d)	Party B and any Subsidiary shall not incur or succeed to any debts or liabilities without Party A’s prior written consent;

Exclusive Purchase Option Agreement

(e)	without Party A’s prior written consent, Party B and any Subsidiary shall not enter into any material contract (exceeding RMB 1,000,000 in value);
(f)

without Party A’s prior written consent, Party B and any Subsidiary shall not provide any loans or guaranty (exceeding RMB 1,000,000 in value) to or receive borrowings (exceeding RMB 1,000,000 in value) from, any third party;

(g)	upon Party A’s request, Party B shall provide Party A with all information regarding Party B and any Subsidiary’s business operation and financial condition;
(h)	Party B shall purchase insurance from insurance companies in such amounts and categories as customary in the region among companies doing similar business and having similar assets;
(i)	without Party A’s prior written consent, Party B and any Subsidiary shall not establish any new subsidiary, acquire or consolidate with any third party, or invest in any third party;
(j)

Party B shall promptly notify Party A of any pending or threatened lawsuit, arbitration or administrative dispute which involves Party B’s and any Subsidiary’s assets, business or incomes, and take positive measures against aforesaid lawsuits, arbitrations or administrative dispute;

(k)

without Party A’s prior written consent, Party B and any Subsidiary shall not distribute any dividends to the Shareholder in any manner, and, upon Party A’s request, shall promptly distribute all distributable dividends to the Shareholder of Party B;

(l)	without Party A’s prior written consent, Party B shall not commit any act or omission that would materially affect Party B’s assets, business or liabilities;
(m)	upon Party A’s request, Party B shall promptly and unconditionally transfer its assets to Party A or its designated third party as permitted by PRC laws and regulations; and
(n)

Party B shall strictly comply with the provisions of this Agreement, and efficiently perform its obligations hereunder, and shall be prohibited from committing any act or omission which may affect the validity or enforceability of this Agreement.

3.2	Before Party A has acquired all the equity/assets of Party B by exercising the exclusive purchase option provided hereunder, Shareholder represents and warrants to Party A:

(a)

apart from relevant provisions in the Equity Pledge Agreements, without Party A’s prior written consent, Shareholder shall not individually or collectively transfer, sell, pledge, mortgage or otherwise dispose of such Shareholder’s Equity Interests in Party B; nor shall any Shareholder place or allow encumbrances on such Shareholder’s Equity Interests that would affect Party A’s interest hereunder and thereunder;

(b)

without Party A’s prior written consent, Shareholder shall not engage in any business or operation which is in competition with Party B, any Subsidiaries and Party A, nor shall any Shareholder invest in or work for any company or entity which is in competition with Party B, any Subsidiaries and Party A;

Exclusive Purchase Option Agreement

(c)

without Party A’s prior written consent, Shareholder shall not supplement or amend the Articles of Association or Rules of Party B in any manner, nor to increase or decrease its registered capital or change the shareholding structure in any manner;

(d)

without Party A’s prior written consent, Shareholder shall not take action to cause a Shareholder’s meeting for the purpose of or to approve resolutions for the dissolution, liquidation and change of legal form of Party B, and any Subsidiaries;

(e)

Shareholder shall not take action to cause a Shareholder’s meeting for the purpose of or to approve resolutions for any profit distribution proposal, or accept such distributed dividend without Party A’s written consent; upon Party A’s request, the Shareholder shall promptly approve for the profit distribution proposal, and accept such distributed dividend;

(f)	upon Party A’s request, Shareholder shall provide Party A with all information regarding Party B’s business operation and financial condition;
(g)

Shareholder shall not incur or succeed to any debts or liabilities which may adversely affect its Equity Interests in Party B without Party A’s prior written consent, nor shall it enter into any Equity transfer agreement or intention letter with any third party;

(h)

Shareholder shall appoint, and appoint only, the candidates nominated by Party A to the board of directors and supervisor office of Party B, and shall not replace such candidates without Party A’s prior written consent;

(i)

Shareholder shall guarantee that the shareholder’s meeting and directors in Party B’s board appointed by itself will not approve any establishment of new subsidiary, any acquisition of, any consolidation with, or any investment in any third party without Party A’s prior written consent;

(j)

Shareholder shall promptly notify Party A of any pending or threatened lawsuit, arbitration or administrative dispute which involve Party B’s assets, business or incomes, and take all positive measures against aforesaid lawsuits, arbitrations or administrative dispute;

(k)	without Party A’s prior written consent, Shareholder shall not commit any conduct that would adversely affect Party B’s assets, business or liabilities;
(l)

to the extent permitted by the PRC laws and regulations, and at any time upon Party A’s request, Shareholder shall promptly and unconditionally transfer her Equity Interests in Party B to Party A or a third party designated by Party A, and waive her preemptive rights with respect to such transfer;

(m)

Shareholder shall guarantee that the shareholder’s meeting and directors of Party B appointed by itself approve the necessary resolutions in respect of the Equity Transfer or Assets Transfer in this Agreement;

(n)	Shareholder shall make every effort to cause Party B to perform the obligations of Section 3.1 of this Agreement; and
(o)

Shareholder shall strictly comply with the provisions of this Agreement, and efficiently perform its obligations hereunder, and shall be prohibited from committing any conduct which may affect the validity or enforceability of this Agreement.

Exclusive Purchase Option Agreement

3.3

The Shareholder shall, to the extent permitted by applicable laws, guarantee Party B's operational term (including the circumstance of change of business terms) to be extended to equal to the operational term of Party A approved by the relevant authorities (including the circumstance of change of business terms).

4.	Guaranty of this Agreement

To secure the performance of the obligations assumed by the Shareholder and Party B hereunder, the Shareholder agrees to pledge all her Equity (including any increased Equity owned by the Shareholder within the term of this Agreement) in Party B to Party A, and the Parties agree to execute Equity Pledge Agreement with respect thereto.

5.	Taxes and Fees

The Parties shall pay, in accordance with relevant PRC laws and regulations, their respective taxes arising from Equity or Assets Transfer and related registration formalities and other charges during the transactions contemplated herein. Party A shall pay the taxes and charges which shall be payable by Party B arising from Equity Transfer and related registration formalities, if the consideration of Equity Transfer is lower than, or equal to the total principal under the Loan Agreement.

6.	Assignment of Agreement

6.1	Party B and the Shareholder shall not transfer their rights and obligations under this Agreement to any third party without the prior written consent of Party A.

6.2

Shareholder and Party B agree that Party A shall have the right to transfer any or all of its rights and obligations under this Agreement to any third party upon five (5)– days written notice to such Shareholder(s) and Party B, without approval by such Shareholder or Party B.

7.	Events of Default

7.1

Any violation of any provision hereof, incomplete performance of any obligation provided hereunder, any misrepresentation made hereunder, material concealment or omission of any material fact or failure to perform any covenants provided hereunder by any Party shall constitute an event of default. The defaulting Party shall assume all the legal liabilities pursuant to the applicable PRC laws and regulations.

7.2

In the event of default by Party B or Shareholder, Party A shall be entitled to exercise the pledgee’s right under the Equity Pledge Agreement in the event that Party B and Shareholder commit an event of default and fail to redress such default within ten (10) days upon receipt of written notification from Party A.

Exclusive Purchase Option Agreement

8.	Effectiveness, Modification and Cancellation

8.1

This Agreement shall be effective upon the execution hereof by all Parties hereto and shall be terminated after the completion of Party A’s acquisition of the Shareholder’s Equity or all of the assets of Party B by exercising its exclusive purchase option provided herein.

8.2	The modification of or amendment to this Agreement shall not be effective unless a written agreement is signed by the Parties.

8.3

This Agreement shall not be terminated or canceled unless a written agreement is signed by the Parties, provided Party A may, by giving a thirty (30) days prior notice to the other Parties hereto, terminate this Agreement.

9.	Confidentiality

9.1

The negotiation, execution and articles of this Agreement and any information, documents, data and all other materials (herein “Confidential Information”) arising out of the implementation of this Agreement shall be kept in strict confidence by the Parties. Without the written approval by the other Parties, none of the Parties shall disclose any Confidential Information to any third party, but the following shall not be considered to be “Confidential Information”:

(a) The materials that are known by the general public (but not including the materials disclosed by each party receiving the materials in breach of this Agreement); or
(b) The materials required to be disclosed subject to the applicable laws or the rules or provisions of any stock exchange.

The materials may be disclosed by each Party to its legal or financial consultant relating to the transaction of this Agreement, provided that this legal or financial consultant shall comply with the confidentiality provisions set forth in this Section. The disclosure of the Confidential Information by staff or employed institution of any Party shall be deemed as the disclosure of such Confidential Information by such Party, and such Party shall bear the liabilities for breaching the Agreement.

9.2	If this Agreement is terminated or becomes invalid or unenforceable, the validity and enforceability of Article 9 shall not be affected or impaired.

10.	Force Majeure

10.1

An event of Force Majeure means an event that could not be foreseen, and could not be avoided and overcome, which includes among other things, but without limitation, acts of nature (such as earthquake, flood or fire), government acts, strikes or riots;

Exclusive Purchase Option Agreement

10.2

If an event of Force Majeure occurs, any of the Parties who is prevented from performing its obligations under this Agreement by an event of Force Majeure shall notify the other Parties without delay and within fifteen (15) days of the event provide detailed information about and notarized documents evidencing the event and take all reasonable means to minimize or remove the negative effects of Force Majeure on the other Parties, and shall not assume the liabilities for breaching this Agreement. While the Force Majeure is continuing, the Party alleging breach may suspect its performance. The Parties shall keep on performing this Agreement after the event of Force Majeure disappears.

11.	Applicable Law and Disputes Resolution

11.1	The execution, validity, construing and performance of this Agreement and the disputes resolution under this Agreement shall be governed by the laws and regulations of the PRC.

11.2

The Parties shall strive to settle any dispute arising from or in connection with this Agreement through friendly consultation. In case no settlement can be reached through consultation within thirty (30) days after such dispute is raised, each party can submit such matter to China International Economic and Trade Arbitration Commission for arbitration in accordance with its rules. The arbitration shall take place in Beijing and the proceedings shall be conducted in English. The arbitration award shall be final, conclusive and binding upon the Parties.

12.	Miscellaneous

12.1

Entire Agreement. The Parties acknowledge that this Agreement constitutes the entire agreement of the Parties with respect to the subject matters therein and supersedes and replaces all prior or contemporaneous oral or written agreements and understandings.

12.2

Successors. This Agreement shall bind and benefit any successors of each Party and the transferees permitted hereunder with the same rights and obligations as if such successors or transferees were the original parties hereof.

12.3

Notice. Any notice required to be given or delivered to the Parties hereunder shall be in writing and delivered to the address as indicated below or such other address or as such party may designate, in writing, from time to time. All notices shall be deemed to have been given or delivered upon by personal delivery, fax and registered mail. It shall be deemed to be delivered upon: (1) registered air mail: five (5) business days after deposit in the mail; (2) personal delivery or delivery by fax: two (2) business days after transmission. If the notice is delivered by fax, it should be confirmed by original through registered air mail or personal delivery.

Exclusive Purchase Option Agreement

Party A
Contact person: Renyan GE
Address: Art 1109, 1st floor, Block One, .Meilinduoli Industrial Park,
Meihua Road, Futian District, Shenzhen, PRC;
Tel: 136-3266-8228

Party B
Contact person: Wang Xili
Address: 706A, Block B, Tianan Cyber Times Building, Chegongmiao
Industrial Park, Shennanxi Road, Futian District, Shenzhen;
Tel: 0755-8348-7858
Fax: 0755-8348-7881

Shareholder: Wang Xili
Address: 706A, Block B, Tianan Cyber Times Building, Chegongmiao
Industrial Park, Shennanxi Road, Futian District, Shenzhen;
Tel: 0755-8348-7858
Fax: 0755-8348-7881

12.4

Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining portions shall not in any way be affected or impaired thereby. In such event, the Parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which effects the parties original intention to the largest extent.

12.5	Copies. This Agreement is executed in three (3) copies with each of the person for signing this Agreement holding one copy, and each of the copy shall be equally valid and authentic.

[Signature page follows]

Exclusive Purchase Option Agreement

IN WITNESS THEREFORE, the parties hereof have caused this Agreement to be executed and delivered as of the date first written above.

Party A

Shenzhen CCPower Investment Consulting Co., Ltd.

Legal Representative: Renyan GE

Signature & Seal: /s/ Renyan Ge

Party B

Shenzhen CCPower Corporation

Legal Representative: Wang Xili

Signature and seal: /s/ Wang Xili

Shareholder of Shenzhen CCPower Corporation

Wang Xili: /s/ Wang Xili